                                                                     Exhibit 4.1


                         STOCKHOLDER SUPPORT AGREEMENT

                                  BY AND AMONG

                           INTUITIVE SURGICAL, INC.,

                          IRON ACQUISITION CORPORATION

                                      AND

                 CERTAIN STOCKHOLDERS OF COMPUTER MOTION, INC.

                           DATED AS OF MARCH 7, 2003

            STOCKHOLDER SUPPORT AGREEMENT, dated as of March 7, 2003 (this "Agreement"), by and among Intuitive Surgical, Inc., a Delaware corporation ("Parent"), Iron Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the parties listed on Annex A hereto (each, a "Stockholder" and, collectively, the "Stockholders").

            WHEREAS, simultaneously with the execution of this Agreement, Parent, Merger Sub and Computer Motion, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") (with all capitalized terms used but not defined herein having the meanings set forth in the Merger Agreement), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the "Merger"), which Merger Agreement has been approved by the Boards of Directors of the Company, Merger Sub and Parent;

            WHEREAS, each Stockholder owns the number of shares of Company Common Stock set forth opposite its name on Annex A hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, including any shares issued upon the exercise of any warrants or options, the conversion of any convertible securities or otherwise, being collectively referred to herein as the "Subject Shares");

            WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that each Stockholder agree and, in order to induce Parent and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed, to enter into this Agreement; and

            WHEREAS, this Agreement has been approved by the Board of Directors of the Company for purposes of Section 203 of the General Corporation Law of the State of Delaware (the "DGCL").

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE 1.
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

            Each Stockholder, severally and not jointly, hereby represents and warrants to Parent and Merger Sub as follows:

            Section 1.1 Organization. Such Stockholder is either (a) a corporation, partnership or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of such Stockholder's organization, or (b) a natural person residing in the United States.

            Section 1.2 Authority. Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to be consummated by such Stockholder. The execution and delivery of this Agreement by such Stockholder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action of such Stockholder and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

            Section 1.3 The Subject Shares. Such Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite its name on Annex A hereto. Such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Subject Shares set forth opposite its name on Annex A hereto. Such Stockholder has (a) the sole right to vote, (b) the sole power of disposition, (c) the sole power to issue instructions with respect to the matters set forth in Articles 3, 4 and 5 hereof, (d) the sole power to demand appraisal rights, if applicable, and (e) the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Subject Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Except for this Agreement, none of such Stockholder's Subject Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or disposition of such Stockholder's Subject Shares. To such Stockholder's knowledge, all of its Subject Shares are validly issued, fully paid and non-assessable.

            Section 1.4 No Conflicts. The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (a) conflict with or violate any provision of the certificate or articles of incorporation or by-laws or any equivalent organizational documents of such Stockholder, (b) conflict with or violate any Law applicable to such Stockholder or by which any property or asset of such Stockholder is bound or affected, (c) require any consent or approval under, result in any breach of, or loss of any benefit under, or constitute a change of control or default (or any event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation. The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other person.

            Section 1.5 Brokers. No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of such Stockholder.

                                   ARTICLE 2.
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

            Each of Parent and Merger Sub, jointly and severally, hereby represents and warrants to each Stockholder as follows:

            Section 2.1 Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            Section 2.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to be consummated by Parent and Merger Sub, respectively. The execution and delivery of this

Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of Parent, as sole stockholder of Merger Sub, to the Merger and the approval of the stockholders of Parent to the Share Issuance). This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub and constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

            Section 2.3 No Conflicts. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (a) conflict with or violate any provision of the certificate of incorporation or by-laws of Parent or Merger Sub, (b) conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, (c) require any consent or approval under, result in any breach of, or loss of any benefit under, or constitute a change of control or default (or any event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other person, except as may be required under the Exchange Act, the Securities Act, any applicable Blue Sky Law or, the rules and regulations of Nasdaq.

                                   ARTICLE 3.
                               AGREEMENT TO VOTE

            Each Stockholder, severally and not jointly, agrees that:

            Section 3.1 Agreement to Vote in Favor of the Adoption of the Merger Agreement. At any Company Stockholders' Meeting called to vote upon the Merger Agreement and the transactions contemplated thereby, however called, or at any adjournment thereof or in connection with any written consent of the holders of Company Common Stock or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement and the transactions contemplated thereby is sought, such Stockholder shall be present (in person or by proxy) and shall vote (or cause to be voted) all Subject Shares then beneficially owned by such Stockholder in favor of (a) the Merger and adoption of the Merger Agreement and the transactions contemplated thereby and (b) any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement. In addition, each Stockholder agrees that it will, upon request by Parent, furnish written confirmation, in form and substance reasonably satisfactory to Parent, of such Stockholder's support for the Merger Agreement and the Merger. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

            Section 3.2 Agreement to Vote Against Acquisition Proposals. At any Company Stockholders' Meeting, however called, or at any adjournment thereof or in connection with any written consent of the holders of Company Common Stock or in any other circumstances upon which a vote, consent or other approval is sought, such Stockholder shall be present (in person or by proxy) and shall vote (or cause to be voted) all Subject Shares then beneficially owned by such Stockholder against any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger or the other transactions contemplated by this Agreement and the Merger Agreement, including, but not limited to the following: (a) any Acquisition Proposal or extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries (other than the Merger); (b) a sale, lease, license or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization, dissolution, winding up or liquidation of the Company or any of its subsidiaries; (c) any change in the management or board of directors of the Company, except as contemplated by the Merger Agreement or otherwise agreed to in writing by Parent; (d) any material change in the present capitalization or dividend policy of the Company; (e) any material change in the Company's corporate structure, business, the Company Certificate or the Company By-laws; or (f) any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.

                                   ARTICLE 4.
                GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY

            Section 4.1 Grant of Proxy. Each Stockholder hereby irrevocably grants to and appoints Lonnie M. Smith and Susan K. Barnes, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to their respective offices of Parent, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, (a) in favor of the Merger and adoption of the Merger Agreement and the transactions contemplated thereby and any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement and (b) against any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger or the other transactions contemplated by this Agreement and the Merger Agreement, including, but not limited to: (i) any Acquisition Proposal or extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries (other than the Merger); (ii) a sale, lease, license or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization, dissolution, winding up or liquidation of the Company or any of its subsidiaries; (iii) any change in the management or board of directors of the Company, except as contemplated by the Merger Agreement or otherwise agreed to in writing by Parent; (iv) any material change in the present capitalization or dividend policy of the Company; (v) any material change in the Company's corporate structure, business, the Company Certificate or the Company By-laws or (vi) any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.

            Section 4.2 Revocation of Prior Proxies. Such Stockholder represents that any proxies heretofore given in respect of such Stockholder's Subject Shares are revocable, and that all such proxies are hereby revoked.

            Section 4.3 Irrevocable Proxy Coupled With an Interest. Such Stockholder hereby affirms that the irrevocable proxy set forth in this Article 4 is coupled with an interest, and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

                                   ARTICLE 5.
                            COVENANTS AND AGREEMENTS

            Section 5.1 Restriction on Transfer. Each Stockholder agrees not (a) to sell, transfer, pledge, encumber, assign or otherwise dispose of (collectively, "Transfer"), or enter into any contract, option or other arrangement or understanding with respect to the Transfer by such Stockholder of, any of the Subject Shares or offer any interest in any thereof to any Person other than pursuant to the terms of the Merger or this Agreement, (b) to enter into any voting arrangement or understanding, whether by proxy, power of attorney, voting agreement, voting trust or otherwise with respect to the Subject Shares in connection with, directly or indirectly, any Acquisition Proposal or otherwise and agrees not to commit or agree to take any of the foregoing actions or (c) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement. Notwithstanding the foregoing, each Stockholder shall have the right to Transfer Subject Shares to an Affiliate upon the due execution and delivery to Parent by such transferee of a legal, valid and binding counterpart to this Agreement so long as any such Transfer is not intended to circumvent the provisions of this Agreement.

            Section 5.2 No Solicitation of Alternative Transactions. No Stockholder shall, directly or indirectly, take any action to, and each Stockholder shall use its reasonable best efforts to cause its agents and representatives (including investment bankers, attorneys or accountants) not to,
(a) encourage (including by way of furnishing non-public information), solicit, initiate or facilitate any Acquisition Proposal, (b) enter into any agreement with respect to any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement or the Merger Agreement or (c) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal. Upon the execution of this

Agreement, each Stockholder shall cease immediately and cause to be terminated any and all existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal and promptly request that all confidential information with respect thereto furnished by such Stockholder be returned. Each Stockholder shall, as promptly as practicable (and in no event later than 24 hours after receipt thereof), advise Parent of any inquiry received by it relating to any potential Acquisition Proposal and of the material terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such potential Acquisition Proposal, or of any information requested from it or of any negotiations or discussions being sought to be initiated with it, and shall furnish to Parent a copy of any such proposal or inquiry, if it is in writing, or a written summary of any such proposal or inquiry, if it is not in writing, and shall keep Parent fully informed on a prompt basis with respect to any developments with respect to the foregoing.

            Section 5.3 Further Assurances. From time to time and without additional consideration, each Stockholder shall use its reasonable best efforts to assist and cooperate with Parent and to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement. Without limiting the generality of the foregoing, each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments and shall take all such other action as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement, including promptly making all regulatory filings and applications, and to obtain all licenses, permits, consents, approvals, authorizations, qualification and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement and the Merger Agreement.

            Section 5.4 Waiver of Dissenter's and Appraisal Rights. Each Stockholder agrees that it will not exercise any rights to dissent from the Merger or request appraisal of its respective Subject Shares pursuant to Section 262 of the DGCL or any other similar provisions of law in connection with the Merger.

            Section 5.5 Lock-Up Agreement. Each Stockholder agrees that, in connection with any public offering of Parent Common Stock or securities convertible into Parent Common Stock conducted by Parent after the Effective Time (a "Financing") and at the request of any managing underwriter of such Financing, it will enter into a customary "lock-up" agreement pursuant to which it will agree beginning on the date of the final prospectus delivered in connection with such Financing and ending on a date no later than ninety (90) days thereafter, to not, directly or indirectly, without the prior written consent of such managing underwriter, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain any "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Exchange Act), enter into any swap, derivative or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Parent Common Stock (whether any such transaction is to be settled by delivery of Parent Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Parent Common Stock (or any securities convertible into, exercisable for or exchangeable for Parent Common Stock) or interest therein of Parent or any Parent Subsidiary.

                                   ARTICLE 6.
                               GENERAL PROVISIONS

            Section 6.1 Termination. Except with respect to Sections 5.5 and 6.3, which shall survive termination, this Agreement, and all obligations, agreements and waivers hereunder, will terminate and be of no further force and effect on the earliest of (a) 5:00 p.m., Pacific Standard Time, on the second anniversary of the date hereof, (b) the Effective Time and (c) 120 days after payment of any termination fee set forth in Section 7.2.5 of the Merger Agreement; provided, however, that nothing herein shall relieve any party from liability for any breach hereof.

            Section 6.2 Board of Directors Action. No action taken by the Board of Directors of the Company (including, without limitation, the withdrawal, modification or amendment of the recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of the adoption of the Merger Agreement) shall modify, alter, change or otherwise affect the obligations of any Stockholder hereunder.

            Section 6.3 Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in its capacity as the record holder and beneficial owner of such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by any Stockholder in his or her capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement. This Section 6.3 shall survive termination of this Agreement.

            Section 6.4 Parent Guarantee. Parent hereby guarantees the due performance of any and all obligations and liabilities of Merger Sub under or arising out of this Agreement and the transactions contemplated hereby.

            Section 6.5 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to the remedy of specific performance of such provisions and to an injunction or injunctions and/or such other equitable relief as may be necessary to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            Section 6.6 Stop Transfer Order. In furtherance of this Agreement, concurrently herewith, each Stockholder shall, and hereby does authorize the Company's counsel to, notify the Company's transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of such shares).

            Section 6.7 Adjustments to Prevent Dilution, Etc. In the event of a stock dividend or distribution, or any change in the Company's capital stock by reason of any stock dividend, split-up, reclassification, recapitalization, combination or the exchange of shares, the term "Subject Shares" shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Subject Shares may be changed or exchanged. In such event, the amount to be paid per share by Parent in the Merger shall be proportionately adjusted.

            Section 6.8 Amendments. This Agreement may not be modified, altered, supplemented or amended except by an instrument in writing signed by each of the parties hereto.

            Section 6.9 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered in person or upon confirmation or receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next business day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier to Parent or Merger Sub in accordance with Section
8.2 of the Merger Agreement and to the Stockholders at their respective addresses set forth in Annex A hereto (or to such other address as any party may have furnished to the other parties in writing).

            Section 6.10 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 6.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

            Section 6.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            Section 6.13 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including, without limitation, the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

            Section 6.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principals.

            Section 6.15 Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

            Section 6.16 Multiple Stockholders. All representations, warranties, covenants and agreements of the Stockholders in this Agreement are several and not joint, and solely relate to matters involving the subject Stockholder and not any of the other Stockholders.

                            (Signature Pages Follow)

            IN WITNESS WHEREOF, Parent, Merger Sub and each Stockholder have caused this Agreement to be signed by their respective officer thereunto duly authorized as of the date first written above.


INTUITIVE SURGICAL, INC.


By:
      -----------------------------
      Name:
      Title:


IRON ACQUISITION CORPORATION


By:
      -----------------------------
      Name:
      Title:


STOCKHOLDER


By:
      -----------------------------
      Name:
      Title:

                                     ANNEX A

NAME                                ADDRESS             NUMBER OF SUBJECT SHARES
----                                -------             ------------------------




                                      A-1